Exhibit 10.4
MORTGAGE, SECURITY AGREEMENT, FINANCING
STATEMENT AND FIXTURE FILING
     This Mortgage, Security Agreement, Financing Statement and Fixture Filing (hereinafter termed “Mortgage”) is entered into by PACIFIC SUNWEAR STORES CORP., a California corporation, having a mailing address of 3450 East Miraloma Avenue, Anaheim, California 92806, Attn: Craig Gosselin (hereinafter termed “Borrower”), in favor of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, having a mailing address of One Moody Plaza, Galveston, Texas 77550, Attn: Mortgage and Real Estate Investments (hereinafter termed “Lender”).
     Borrower does by these presents irrevocably grant, bargain, sell, convey, mortgage, and warrant unto Lender all of Borrower’s estate, right, title and interest in, to and under and grants to Lender a security interest in any and all of the following described property which is (except where the context otherwise requires) herein collectively called the “Property,” whether now owned or held or hereafter acquired:
     (A) That certain real property more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, franchises and appurtenances thereunto belonging or in any wise appertaining (the “Premises”), and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired, including, without limitation, any interest in and to the fee estate of such real property, whether resulting from the City Lease (as defined herein) or otherwise;
     (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located on the Premises (the “Improvements”), including all equipment, apparatus, machinery, fixtures, fittings, and appliances and any additions to, substitutions for, changes in or replacements of the whole or any part thereof, including such of the foregoing as may be used in connection with the generating or distributing of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or sanitary purposes or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Premises or the Improvements, or any portion thereof;
     (C) All articles of personal property (except inventory as defined in Article 9 of the UCC) and any additions to, substitutions for, changes in or replacements of the whole or any part thereof, including without limitation all safes, built-in furniture and installations, shelving, partitions, doors and door-stops, vaults, elevators, dumb-waiters, awnings, window shades, Venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire and life safety systems, fire sprinkler systems, alarm systems, drapes and drapery rods and brackets, screens, linoleum, carpets, plumbing, laundry tubs and trays, iceboxes, refrigerators, heating, ventilating and air-conditioning equipment, stoves, ovens, water heaters, incinerators, furniture and furnishings, communication systems, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for sanitary or drainage purposes or for the removal of dust, refuse or garbage, all specifically designed installations and furnishings and all of said articles of property, the specific enumerations herein not excluding the general, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Premises or the Improvements, or any portion thereof, and owned by Borrower or in which Borrower now has or hereafter acquires an interest, and all building materials and equipment now or hereafter delivered to and intended to be installed or placed in or about the Premises or the Improvements (all of the foregoing, collectively, being the “Personal Property”);
     (D) All right, title and interest of Borrower in and to all streets, roads and public places, opened or proposed, all ways, waters, water courses, water rights and powers, liberties, privileges, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the Property, and all easements and rights of way, public or private, tenements, hereditaments, rights and appurtenances, now or hereafter used in connection with, belonging or appertaining to, the Premises (all of the foregoing being, collectively, the “Appurtenances”);
     (E) All of the rents, royalties, issues, profits, revenue, income and other benefits of the Premises, or arising from the use or enjoyment of all or any portion thereof or from any lease or agreement pertaining thereto, including, without limitation, any and all rents, royalties, issues, earnings, profits, revenue, income and other benefits generated by Borrower, any lessee, operator or concessionaire for the letting or other use of any room or space in the Premises or the Improvements, and all right, title and interest of Borrower in and to all leases, subleases, operating and/or concession agreements of, or relating to the Property now or hereafter entered into and all right, title and interest of Borrower thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether said cash or securities are to be held until the expiration of the terms of said leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of said terms (all of the foregoing being, collectively, the “Rents and Profits”);

     (F) All governmental permits relating to construction on the Property (to the extent assignable) (collectively, the “Intangible Property”);
     (G) All causes of action, claims, compensation and recoveries for any condemnation or taking of the Property, or any portion thereof, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, or any portion thereof, or for any loss or diminution in value of the Property for any reason, whether direct or consequential (all of the foregoing being, collectively, the “Claims”);
     (H) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of the Improvements and all studies, data and drawings relating thereto, and also all contracts and agreements of Borrower relating to the aforesaid plans and specifications or to the construction of the Improvements (all of the foregoing being, collectively, the “Plans”);
     (I) All deposits and advance payments, and refunds owing therefrom, of any kind or nature paid by or on behalf of Borrower, or owing to Borrower, with respect to the Property, and claims thereto, including, but not limited to, refunds of secured real property taxes and personal property taxes and prepaid insurance premiums, other than prepaid premiums paid under a general policy which covers Borrower and some of its affiliates, (all of the foregoing being, collectively, the “Deposits”);
     (J) All proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (all of the foregoing being, collectively, the “Proceeds”).
Notwithstanding the foregoing, the Property shall not include any trademarks or other intellectual property of Pacific Sunwear of California, Inc., or any of its subsidiaries (other than the Intangible Property).
FOR THE PURPOSE OF SECURING, in such order of priority as Lender may elect:
     (1) Due, prompt and complete observance, performance and discharge of each and every obligation, covenant and agreement contained in that certain promissory note (the “Note”) of even date herewith in the face amount of $13,000,000.00, executed by Borrower to the order of Lender and any and all modifications, extensions or renewals thereof, whether hereafter evidenced by the Note or otherwise;
     (2) Payment of all other sums, with interest thereon at the rate of interest provided in the Note becoming due or payable under the provisions hereof;
     (3) Payment of such additional sums and interest thereon which may hereafter be loaned to Borrower, or its successors or assigns, by Lender, when evidenced by a promissory note or notes reciting that they are secured by this Mortgage; and

     (4) Due, prompt and complete observance, performance and discharge of each and every obligation, covenant and agreement of Borrower contained herein or in any other instrument heretofore or hereafter executed by Borrower related to or arising out of the indebtedness represented by the Note (the “Indebtedness”).
ARTICLE I
COVENANTS OF BORROWER
Borrower covenants, warrants and agrees to and with Lender as follows:
     1.01 Borrower will pay the principal and interest and all other sums becoming due with respect to the Note at the time and place and in the manner specified in the Note, according to the terms thereof.
     1.02 Borrower has, on the date this Mortgage is recorded, good and marketable leasehold title to the Property subject to no lien, charge or encumbrance except such as are listed on the attached “Exhibit”B”, which is incorporated herein by reference for all purposes (the “Permitted Exceptions”). Borrower owns or, upon acquisition thereof, will own the Personal Property free and clear of liens and claims; and this Mortgage is and will remain a valid and enforceable lien on the Property subject only to the exceptions referred to above. Borrower has full power and lawful authority to grant, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, other than Permitted Exceptions. Borrower shall promptly and completely observe, perform and discharge each and every obligation, covenant and agreement affecting the Property whether the same is prior and superior or subject and subordinate hereto, including, if the security hereunder is or will be a condominium, community apartment, stock co-operative or part of a planned development, each and every provision under any Declaration of Covenants, Conditions and Restrictions pertaining to the condominium, community apartment, stock co-operative or planned development project.
     1.03 (a) Borrower will, at its own cost and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall from time to time require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or filing, registering or recording this Mortgage and, on demand, Borrower will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower to the extent Borrower may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Personal Property, the Appurtenances, the Rents and Profits, the Intangible Property, the Claims, the Plans, the Proceeds and the Deposits.

          (b) Borrower forthwith upon the recordation of this Mortgage, and thereafter from time to time, will cause this Mortgage and any security instruments creating a lien or evidencing the lien hereof upon the Personal Property, the Appurtenances, the Rents and Profits, the Intangible Property, the Claims, the Plans, the Proceeds and the Deposits, and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon the title and the security interest of Lender in and to the Property.
          (c) Borrower will pay all filing, registration and recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage, and any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Personal Property, the Appurtenances, the Rents and Profits, the Intangible Property, the Claims, the Plans, the Proceeds and the Deposits and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance (other than income taxes of Lender).
     1.04 Borrower will keep the Property insured against loss or damage with fire and extended coverage property damage insurance on an all-risks basis, and insurance against any other risks or hazards that, in the opinion of Lender, should be insured against to the amount of the full insurable value thereof on a replacement cost basis, excluding land value, with a replacement cost endorsement without deduction for depreciation, and in such form and with such other coverages and endorsements as may be approved or required by Lender from time to time. Borrower shall also carry and maintain business interruption insurance, without a coinsurance provision, in an amount sufficient to cover principal and interest payments under the Note for a period of not less than twelve (12) months and property tax and insurance expenses for a period of not less than twelve (12) months, and in such form and with such other endorsements as may be approved or required by Lender. In addition, in the event the Department of Housing and Urban Development designates the Property to be in a Special Flood Hazard Area, Borrower hereby undertakes that it will acquire flood insurance in an amount satisfactory to and with loss payable to Lender. Borrower will also carry comprehensive public liability insurance, in such form, amounts (initial minimum $1,000,000) and with such reasonable companies as Lender may from time to time require, with Lender included thereon as a named insured under a standard mortgagee endorsement of the character above described. Notwithstanding anything to the contrary contained in this Mortgage, following the recordation of this Mortgage, Lender reserves the right to require additional coverages (or changes to current coverages that are commercially reasonable) or endorsements in the future (such as earthquake, tornado, hurricane or terrorism coverages), provided that such coverages or endorsements are commercially reasonable for the area in which the Property is located and available to Borrower on a cost-effective and commercially reasonable basis. All insurance policies shall be issued by companies acceptable to Lender and have a “Best’s Key Rating Guide” financial size rating of Class “A-/X” or higher. Said insurance policies shall be endorsed with a standard non-contributory mortgage clause, shall contain no coinsurance provisions and may only be canceled or modified upon not less than thirty (30) days’ prior written notice to Lender. Loss under said insurance shall be payable to Lender and shall be applied in the same manner as provided in

Section 1.05(b) hereof. The original policy or policies evidencing all insurance referred to in this paragraph, together with receipts for the payment of premiums thereon, shall be delivered to and held by Lender. In the event that Lender approves the use of a “blanket” policy, a certified copy of such blanket policy, together with an original certificate approved by Lender indicating Lender to be the insured mortgagee under such policy with coverages in the approved amounts shall be delivered to Lender. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits.
     1.05 (a) Borrower, upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises and Improvements or any portion thereof or knowledge of any casualty damage to the Property or damage of any other kind, will immediately notify Lender. Lender may participate in any proceedings and join Borrower in adjusting any loss covered by insurance. All compensation, awards, proceeds, damages, claims, rights of action and payments to which Borrower may become entitled shall be paid over to Lender. Subject to the provisions of Section 1.05(b) hereof, Lender shall have the sole and absolute discretion, notwithstanding the fact that the security given hereby may not be impaired by a partial condemnation, to apply any part or all of the amount collected in connection with any condemnation proceeding: (i) upon any indebtedness secured hereby and in such order as Lender may determine, or (ii) without reducing the indebtedness secured hereby, to the reimbursement of Lender for expenses incurred by it in the restoration of the Property. Such application shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. Lender shall be under no obligation to question the amount of any compensation, awards, proceeds, damages, claims, rights of action or payments, and may accept the same in the amount in which the same shall be paid.
          (b) Lender shall make available to Borrower any such proceeds for the rebuilding or restoration of the Property so damaged or condemned, provided Lender determines, in its reasonable discretion, that its security under this Mortgage has not been impaired, and provided Borrower shall have fulfilled all of the following conditions: (i) no default or Event of Default shall have occurred and be continuing under the Note, this Mortgage or any instrument heretofore or hereafter executed by Borrower having reference to or arising out of the Note; (ii) Borrower shall not be in default under any of the terms, covenants and conditions of any of the leases, subleases, licenses or other occupancy agreements affecting the Property which have been approved by Lender; (iii) Borrower shall have in force business interruption insurance covering principal and interest payments under the Note for a period of not less than twelve (12) months and property tax and insurance expenses for a period of not less than twelve (12) months; (iv) Lender, acting reasonably, shall be satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Property free and clear of all liens except the lien of this Mortgage and Permitted Exceptions or, in the event that available proceeds are, in Lender’s reasonable opinion, insufficient to restore and rebuild the Property, Borrower has deposited with Lender funds that, together with the available insurance or award proceeds are sufficient in Lender’s reasonable judgment to restore and rebuild the Property and Borrower at all times thereafter maintains sufficient funds on deposit to complete rebuilding, as certified by a licensed architect approved by Lender, acting reasonably; (v) construction and completion of the restoration and rebuilding of the Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Lender, which plans, specifications and drawings shall not be modified in any material respect without Lender’s prior written consent which shall not be unreasonably withheld; (vi) Lender shall have timely approved all prime contractors and principal subcontractors, and the general contract and principal subcontracts Borrower proposes to enter into with respect to the restoration and rebuilding; (vii) any and all monies that are made available for restoration and rebuilding hereunder shall be disbursed through Lender or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practice, including, if requested by Lender, monthly lien waivers and title insurance date-downs, or in any other manner approved by Lender in Lender’s sole discretion, with funds being disbursed not more often than once per month; (viii) Borrower shall provide builder’s risk insurance meeting Lender’s requirements, naming Lender as an additional insured; (ix) if the proceeds derive from insurance, the insurer must not have asserted, and must not subsequently assert, any defense or right of offset against Borrower or any tenant of the Property under the terms of the applicable policy or policies; and (x) Lender, acting reasonably, shall be satisfied that the quality of the materials and workmanship of the repair or reconstruction of the Property will be at least equal to the quality of the materials and workmanship of the repair or reconstruction of the Property prior to such damage or condemnation. The excess of said proceeds above the amount necessary to complete such restoration or rebuilding, if any, shall be disbursed to Lender to be applied against the principal balance of the Note as a partial prepayment thereof to Borrower. Lender’s security hereunder shall be deemed impaired if the value of the Property after restoration and rebuilding is less than the value of the Property prior to such restoration or rebuilding, as determined in Lender’s reasonable discretion.
     1.06 (a) Borrower, from time to time prior to when the same shall become delinquent, will pay and discharge all taxes of every kind and nature, including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes, all general and special assessments, including assessments on appurtenant water stock, levies, permits, inspection and license fees, imposed upon or assessed against the Property or any part thereof or and all water and sewer rents and charges and all other public charges, whether of a like or different nature, imposed upon or assessed against Borrower or the Property or any part thereof or upon the revenues, rents, issues, income and profits of the Property, or arising in respect of the occupancy, use or possession of the Property. Borrower will, upon the request of Lender, deliver to Lender receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges.
          (b) Borrower will pay to Lender, together with each payment of an installment of principal and/or interest under the Note, a pro rata portion of the taxes, assessments and insurance premiums next to become due, as estimated by the Lender. The determination of the amounts so payable and of the fractional parts thereof to be deposited with Lender, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Lender in its reasonable discretion. Said amounts shall be held by Lender without interest and applied to the payment of the obligations in respect of which said amounts were deposited, in such order or priority as Lender shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amount then on deposit therefor shall be insufficient for the payment of such obligation in full, Borrower, within ten (10) days after demand, shall deposit the amount of the deficiency with Lender. Nothing herein contained shall be deemed to affect any right or remedy of Lender under any other provision of this Mortgage or under any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured. Lender is hereby granted a security interest in the amounts held by it pursuant to this Section 1.06(b) for the purpose of securing payment of impositions and the amounts owing by Borrower and which Lender may pay under this Section 1.06(b) and the sale of the Property, or any interest therein, voluntarily, involuntarily or by operation of law, shall not release said interest or Lender’s right to apply said amounts as herein provided. Notwithstanding anything to the contrary contained herein, so long as the insurance on the Improvements is part of a blanket insurance policy maintained by Pacific Sunwear of California, Inc. (“Pac Sun”), or its affiliate, then provided that Borrower demonstrates to Lender’s reasonable satisfaction the term of such policy, the amount of such annual insurance premium, the insured value of the Improvements insured by such blanket policy and the amount of the total insured value of all improvements insured by such blanket policy, the amount of the insurance premium to be paid by Borrower during the term of such blanket policy hereunder shall be the “Annual Insurance Percentage”. The “Annual Insurance Percentage” for any such period shall be one hundred three percent (103%) of the sum of the annual premium (or other periodic premium) for such blanket insurance policy multiplied by the positive fraction that has as its numerator such insured value of the Improvements insured by such blanket policy and as the denominator such amount of the total insured value of all improvements insured by such blanket policy. Borrower shall pay such amount in installments equal 1/12th each on a monthly basis on the due date for the monthly installment payments under the Note. Within fifteen (15) days after delivery of an invoice for the insurance premium to Lender, then Lender shall disburse to Borrower the lesser of (i) the amount deposited by Borrower for insurance premiums, less previous disbursements for insurance premiums, or (ii) the Annual Insurance Percentage of the amount of the invoice.
          (c) Borrower will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved subject to Permitted Exceptions, at the sole cost of Borrower, without expense to Lender.
     1.07 All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to the Property, hereafter acquired by, or released to, Borrower or constructed, assembled or placed by Borrower on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, mortgage, conveyance, assignment or other act by Borrower, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in the granting clause hereof, but at any and all times Borrower will execute and deliver to Lender any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as Lender may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.
     1.08 Pursuant to K.S.A. 84-9-502, upon recording this Mortgage, this Mortgage shall also constitute a “fixture filing” for the purposes of the UCC (as defined herein) against all of the Premises which is or is to become fixtures. Information concerning the security interest granted may be obtained at the addresses of Debtor (Borrower) and Secured Party (Lender) set forth in the first paragraph of this Mortgage. For purposes of this Mortgage constituting a fixture filing, the City of Olathe, Kansas is the record owner of the Premises. This Mortgage shall be self-operative and constitute a Security Agreement with respect to the Personal Property, the Appurtenances, the Rents and Profits, the Intangible Property, the Claims, the Plans, the Deposits and the Proceeds; provided, however, during an Event of Default Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower, to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements or other instruments as Lender may request or require in order to impose or perfect the lien or security interest hereof more specifically thereon.
     1.09 (a) The Rents and Profits are hereby absolutely and unconditionally assigned, transferred, conveyed and set over to Lender to be applied by Lender in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Mortgage. Prior to the happening of any Event of Default as set forth in Article II hereof, Borrower shall be entitled to collect and receive all Rents and Profits (including security deposits). Nothing contained in this Section 1.09(a) or elsewhere in this Mortgage shall be construed to make Lender a mortgagee in possession unless and until Lender actually takes possession of the Property either in person or through an agent or receiver.
          (b) Borrower will not, without Lender’s prior written consent: (i) execute an assignment of any of its right, title or interest in the Rents and Profits, other than to Lender, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Property or of any part thereof, now existing or hereafter to be made, or (iii) modify any lease of the Property or any part thereof so as to shorten the unexpired term thereof or so as to decrease the amount of the rent payable thereunder, or (iv) accept prepayments of any installments of rent to become due under any of said leases in excess of one (1) month’s rental or prepayments in the nature of security for the performance of the lessee’s obligations thereunder in excess of an amount equal to one (1) month’s rental.
          (c) Borrower will at all times, promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in the leases of the Property now or hereafter existing on the part of the lessor, wherein Borrower is the lessor, to be kept and performed. Further, Borrower will not, without the prior written consent of Lender, enter into any lease or other rental or occupancy agreement; provided, however that Lender will not unreasonably withhold its consent to a proposed lease or renewal where the tenant is an independent third party and the terms thereof can reasonably be demonstrated to have been negotiated at arm’s length at then prevailing market values unless the tenant executes a subordination and attornment agreement in a form reasonably acceptable to Lender.

          (d) Borrower shall furnish to Lender, within thirty (30) days after a request by Lender to do so, a written statement containing the names of all lessees of the Property with respect to leases where Borrower is the lessor, the terms of their respective leases, the spaces occupied and the rentals payable thereunder and a copy of each such lease.
          (e) Borrower shall not enter into any new lease affecting all or any part of the Property unless and until Borrower has provided to Lender, not later than twenty (20) days prior to the execution thereof, a copy of such proposed new lease and has obtained Lender’s prior written approval of such new lease.
     1.10 To the extent not provided by applicable law, each lease of the Property or any part thereof shall provide that, in the event of the enforcement by Lender of the remedies provided for by law or by this Mortgage, the lessee thereunder will, if requested by Lender or by any person succeeding to the interest of Borrower as the result of said enforcement, automatically become the lessee of any such successor in interest, without any change in the terms or other provisions of the respective lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease not in excess of an amount equal to one (1) month’s rental, or (ii) any amendment or modification in the lease made without the consent of Lender or any successor in interest. Each lease shall also provide that, upon request by said successor in interest, the lessee shall execute and deliver an instrument or instruments confirming its attornment.
     1.11 Without the prior written consent of Lender being first had and obtained, Borrower will not execute or deliver any pledge, security agreement, mortgage or deed of trust covering all or any portion of the Property (“Subordinate Mortgage”). If Lender consents to any other or further Subordinate Mortgage or in the event the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Borrower will not execute or deliver any Subordinate Mortgage unless it shall contain, among other provisions, express covenants to the effect that:
          (a) the Subordinate Mortgage is in all respects subject and subordinate to this Mortgage;
          (b) if any action or proceeding shall be brought to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Property will be named as a party defendant, nor will any action be taken with respect to the Property which would terminate any occupancy or tenancy of the Property, or any portion thereof, without the consent of Lender;
          (c) The Rents and Profits, if collected through a receiver or by the holder of the Subordinate Mortgage, shall be applied first to the obligations secured by this Mortgage, including principal and interest due and owing on or to become due and owing on the Note, and then to the payment of maintenance expenses, operating charges, taxes, assessments and disbursements incurred in connection with the ownership and maintenance of the Property;
          (d) if any action or proceeding shall be brought to foreclose the Subordinate Mortgage, prompt notice of the commencement thereof will be given to Lender.
     1.12 (a) Borrower will not commit any waste on the Premises or make any change in the use of the Property that will in any way increase any ordinary fire or other hazard arising out of construction of the Improvements or operation of the Property, nor will Borrower make any application to any federal, state or local governmental authority (“Governmental Authority”) for a change in zoning or a change in any other law, ordinance, statute, rule, order, decree, directive or regulation (“Laws”) affecting the Property except changes which benefit the Premises, nor will Borrower consent to any such change without the written consent of Lender. Borrower will at all times comply in all material respects with all Laws of any Governmental Authority having or exercising jurisdiction over construction of the Improvements or otherwise affecting the Property or any portion thereof, including, but not limited to, compliance in full with any legislation and regulations relating to the handicapped and regulations of the Environmental Protection Agency, and maintain and keep the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements which are necessary to comply in all material respects with such Laws. After completion of the Improvements, they shall not be removed, demolished or substantially altered, nor shall any additions to the Improvements be made other than the erection or removal of non load-bearing demising walls, without the prior written consent of Lender, which shall not be unreasonably withheld, nor shall any of the Personal Property be removed except where appropriate replacements free of superior title, liens and claims are immediately made having a value at least equal to the value of the Personal Property so removed; provided that Borrower may in good faith and the ordinary course of it business make changes to the Improvements that do not adversely affect the structural integrity provided such changes, when taken in the aggregate with all related changes, cost no more than $100,000.
          (b) Upon the occurrence of an Event of Default, or in the event Lender, in its reasonable discretion, determines that the Property is not being properly maintained and Borrower fails to cure within 30 days, Borrower will pay to Lender, together with each payment of an installment of principal and/or interest under the Note, a maintenance reserve deposit in such amount as Lender reasonably concludes is appropriate for the purpose of funding needed capital improvements to the Property. Said amounts shall be held by Lender, without interest, and shall form a maintenance reserve for the Property (the “Maintenance Reserve”). Upon the written request of Borrower, Lender shall, provided no Event of Default is occurring, allow disbursements from funds held from time to time in the Maintenance Reserve as payments against invoices for capital improvements to the Property made after the date this Mortgage is recorded (“capital improvement” meaning, generally, an item that is capitalized for financial accounting purposes rather than being considered an annual expense item). Nothing herein contained shall be deemed to affect any right or remedy of Lender under any other provision of this Mortgage or under any statute or rule of law to pay any such amount and to add the amount so paid together with interest at the Default Rate to the indebtedness hereby secured. Lender is hereby granted a security interest in the amounts held by it in the Maintenance Reserve pursuant to this Section 1.12(b) for the purpose of securing payment of impositions and the amounts owing by Borrower and which Lender may pay under this Section 1.12(b) and the sale of the Property, or any interest therein, voluntarily, involuntarily or by operation of law, shall not release said interest or Lender’s right to apply said amounts as herein provided.
     1.13 Borrower, if a corporation, partnership (limited or general), limited liability company, or other form of entity that is not a natural person, will, so long as it is the owner of the Property, do all things necessary to preserve and keep in full force and effect its existence under the laws of the state of its organization and will comply in all material respects with all Laws of any Governmental Authority or court applicable to Borrower or the Property or any part thereof.
     1.14 (a) Borrower will keep adequate records and books of account on an accrual basis and will permit Lender, or their agents, accountants and attorneys, upon five (5) days prior written notice, to visit and inspect the Property and examine Borrower’s records and books of account, and make copies thereof, and to discuss Borrower’s affairs, finances and accounts relating to the Property with the officers, agents or principals of Borrower at such times during normal business hours as may be specified by Lender in the written notice.
          (b) Borrower will deliver to Lender, within ninety (90) days after the close of each fiscal year, annual audited financial statements of Borrower, including operations for the Property (balance sheet, statements of income and expense, cash flow and utilization of cash) which annual financial statements shall set forth, in comparative form, the annual statement of operations of the Property (balance sheet, income and expenses, cash flow and utilization of cash) for the previous year, including rental from tenants and calculation of tenant expense contributions. During the continuation of an Event of Default, Borrower will further deliver to Lender with reasonable promptness such other information with respect to the Property as Lender may reasonably request from time to time, including, without limitation, a schedule of gross receipts collected from each tenant obligated to pay additional rent based on a percentage of gross receipts. All statements submitted shall be prepared in accordance with generally accepted accounting principles, or another format approved by Lender, which approval if granted may be revoked following an Event of Default. All financial statements submitted by Borrower with respect to the Property shall be accompanied by the certificate of Borrower dated within five (5) days of the delivery of such statements to Lender, stating that such annual statements are true and correct in all material respects. Upon the occurrence of an Event of Default, and for so long thereafter as any sums are owing under the Note, Lender shall have the right to require that the foregoing financial statements be delivered monthly or quarterly on an unaudited basis and the further right to require that such annual statements be audited and certified by a certified public accountant, at the expense of Borrower. Borrower agrees to pay to Lender an administrative charge of $200 for each month, or portion thereof, that any required operating statements are late, in order to compensate Lender for the increased administrative expense and effort occasioned by tardy financial information.
          (c) Borrower, within three (3) business days upon request in person or within five (5) business days upon request by mail, will furnish a written statement duly acknowledged of the amount due on the Note, whether for principal or interest, and whether any offsets or defenses exist against the indebtedness secured hereby.

          (d) Any change in the property manager that is managing the Property for Borrower as of the date this Mortgage is recorded requires the prior consent of Lender, and Borrower agrees to provide any information reasonably requested by Lender as to the reasons for a proposed change in management, the expected benefits to flow therefrom, and the credentials of the proposed new manager.
     1.15 Borrower shall pay all taxes (except federal and state income taxes) and any other governmental charges or impositions imposed by any Governmental Authority on Lender by reason of their interests in the Note or this Mortgage.
     1.16 Lender shall be subrogated, notwithstanding their release of record, to any mechanic’s or vendor’s lien or liens, superior titles, mortgages, deeds of trust, liens, encumbrances, rights, equities and charges of all kinds heretofore or hereafter existing on the Property to the extent that the same are paid or discharged from the proceeds of the loan evidenced by the Note.
     1.17 Borrower will, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the Note with a notation thereon of the unpaid principal and accrued but unpaid interest. Borrower shall be furnished with satisfactory evidence of the mutilation, destruction, loss or theft of the Note, and also such security or indemnity as may be reasonably requested by Borrower; provided, however, that if the original Lender named herein is the then Lender under this Mortgage, an unqualified indemnity from the original Lender named herein shall be deemed to be satisfactory security or indemnification.
     1.18 If the Note provides any charge for prepayment, Borrower agrees to pay said charge even if and notwithstanding the fact that Borrower shall have defaulted in payments due under the Note or in the performance of any agreement hereunder and Lender, by reason thereof, shall have declared all sums secured hereby immediately due and payable.
     1.19 Without affecting the liability of Borrower or of any other person who is or shall become bound by the terms of this Mortgage or who is or shall become liable for the performance of any obligation secured hereby, Lender may, in such manner upon such terms and at such times as it deems best and without notice or demand, release any party now or hereafter liable for the performance of any such obligation, extend the time for such performance, accept additional security therefor, and alter, substitute or release any property securing such performance. No exercise or non-exercise by Lender of any of its rights under this Mortgage, no dealing by Lender with any person, firm or corporation and no change, impairment, loss or suspension of any right or remedy of Lender shall in any way affect any of the obligations of Borrower hereunder or any security furnished by Borrower, or give Borrower any recourse against Lender.
     1.20 Borrower covenants that: (a) to the best of Borrower’s knowledge, after due and diligent inquiry (which shall mean Borrower has conducted an inquiry or investigation of matters actually known to Borrower as the owner of the Property, as well as the procuring by Borrower of the investigation and report required by Lender in connection with the making of the loan evidenced by the Note) no substances, including, without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Environmental Law (defined below), the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included, within the definition of hazardous or toxic waste, materials or substances (“Hazardous Substances”) under any law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601-9657, the Hazardous Materials Transportation Act, 49 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §741 et seq., the Clean Water Act, 33 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601-2629, the Safe Drinking Water Act, 42 U.S.C. §§300f-300j, the Air Quality Control Act, K.S.A. 65-3001 et seq., the Water Pollution Control Act, K.S.A. 65-3301 et seq., the Solid and Hazardous Waste Act, K.S.A. 65-3401 et seq., the Central Interstate Low-Level Radioactive Waste Compact, K.S.A. 65-34a01, the Asbestos Control Act, K.S.A. 65-5301 et seq., and the Kansas Storage Tank Act, K.S.A. 34,100 et seq., as any of the foregoing have heretofor or will hereafter be amended, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders and decrees now or hereafter promulgated thereunder (collectively, “Environmental Laws”), shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, by Borrower in, on or under the Property in violation of Environmental Laws; (b) that no activity shall be undertaken on the Property which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility as such terminology is defined and classified under any Environmental Law, (ii) a release or threatened release of Hazardous Substances from the Property in violation of any Environmental Law, or (iii) the discharge of Hazardous Substances into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Substances which would require a permit under any Environmental Law and for which no such permit has been issued; (c) that no activity shall be undertaken or permitted to be undertaken, by the Borrower on the Property which would result in a violation under any Environmental Law, and (d) to obtain and deliver to Lender, within a reasonable time following completion of the actions as have been required to be taken by the appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to Lender, in form and substance reasonably satisfactory to Lender, certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Substances on or about the Property to the levels required by the appropriate governmental agencies have been taken, and that upon completion of such action, the Property is, to the knowledge of such professional, then in compliance with applicable Environmental Laws as then in effect and applicable to such actions. Notwithstanding the foregoing, Borrower and tenants of Borrower may use and store commercially reasonable quantities of Hazardous Substances on the Property to the extent that such use and storage is necessary for the proper operation of the Property or in the ordinary course of the businesses conducted on the Property by such tenants, provided that the use and storage of such Hazardous Substances is in accordance with Environmental Laws and that no release or threatened release which would violate Environmental Laws occurs.

     1.21 Upon no less than three (3) business days notice to the Borrower, Lender shall have the right to enter and inspect the Property during normal business hours, or to cause a licensed environmental engineer to enter and inspect the Property, which inspection shall be conducted to determine the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substances (as that term is defined in Section 1.20 hereof) into, onto, beneath or from the Property on either of the following: (1) upon reasonable belief of the existence of a past or present release or threatened release of any Hazardous Substance into, onto, beneath or from the Property not previously disclosed in writing to the Lender in conjunction with the making, renewal or modification of the Note, or (2) after the commencement of non-judicial or judicial foreclosure proceedings against the Property. Lender shall cause any physical damage to the Property due to the inspection to be promptly repaired and restore the Property to substantially the same condition as it existed prior to such damage.
In the case of an emergency, no prior notice for the exercise of the foregoing rights by Lender shall be required. If Lender, or the licensed environmental engineer selected by Lender, is refused the right of entry and inspection by the Borrower, or by a tenant of the Property, or the Lender, or such licensed governmental engineer, is otherwise unable to enter and inspect the Property without a breach of the peace, then Lender may, upon petition, obtain a court order from a court of competent jurisdiction to exercise the Lender’s rights hereunder. In this regard, Borrower hereby consents to the appointment of a receiver by the court empowered by law to appoint a receiver for the Property, in an action brought by Lender to enforce its rights hereunder.
     1.22 Except as hereinafter provided, Borrower shall not be personally liable for the payment of principal or interest that may become due and payable under the Note and the other Loan Documents. Lender agrees not to seek, take or obtain against Borrower a deficiency judgment for amounts remaining unpaid under the Note and the other Loan Documents after all the security for the Note (including, without limitation, hazard insurance proceeds and condemnation awards with respect to the Property) has been applied to payment of all amounts due Lender under the Note and the other Loan Documents. Notwithstanding the foregoing limitation of liability, Borrower shall be fully liable (i) for fraud or misrepresentation made in connection with the Note or any instrument governing, securing or pertaining to the payment of the Note or the apparent purpose of which is to deprive Lender of the security for the Note; (ii) for failure to pay taxes, assessments, charges for labor or materials or any other charges which can create liens on any portion of the Property; (iii) for the misapplication of (a) proceeds of insurance covering any portion of the Property, or (b) proceeds of the sale or condemnation of any portion of the Property, or (c) rentals and security deposits received by or on behalf of Borrower subsequent to the date on which Lender gives written notice of the posting of foreclosure notices or the exercise of Lender’s assignment of rents; (iv) for failure to maintain, repair or restore the Premises and the Improvements in accordance with any instrument governing, securing, or pertaining to the payment of this Note; (v) for any act or omission knowingly or intentionally committed or permitted by Borrower which results in the waste, damage or destruction to the Premises and the Improvements, but only to the extent such events are not covered by insurance proceeds which are received by Lender; (vi) for the return to Lender of all unearned advanced rentals and security deposits paid by tenants of the Premises and the Improvements or any guarantors of the leases of such tenants which are not rightfully refunded to or which are forfeited by such tenants or guarantors; (vii) for the return of, or reimbursement for, all personal property included within the Property taken from the Premises by or on behalf of Borrower; (viii) for any liability of Borrower pursuant to the provision contained in this Mortgage pertaining to Hazardous Substances; (ix) for any liability of Borrower pursuant to the Certificate and Indemnity Regarding Hazardous Substances executed by Borrower and delivered to Lender in connection with the indebtedness evidenced by this Note; (x) for any delay, after an Event of Default which is not cured in deeding over the Property to the Lender, or cooperate in a consensual foreclosure within 90 days of Lender’s request; (xi) for failure to maintain or alter the Property in compliance with the Americans with Disabilities Act, as it may be amended from time to time; and (xii) for all court costs and reasonable attorneys’ fees incurred in connection with the enforcement of one or more of the above subparagraphs (i) through (xi), inclusive. The foregoing shall not affect Lender’s right to proceed against by any such guarantor under any guaranty agreement executed by any such guarantor in connection with the loan indebtedness evidenced by the Note (the “Loan”).
     Nothing in the foregoing shall be deemed to release, affect or impair the indebtedness evidenced by the Note or the security therefor, or Lender’s rights to enforce its remedies under the documents executed in connection with the Loan (the “Loan Documents”), including any remedy for injunctive or other equitable relief.
     1.23 As of the date of this Mortgage, Borrower is and until the obligations of Borrower under the Note and the Loan Documents have been fully paid and performed and this Mortgage has been reconveyed, Borrower shall remain, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, including but not limited to, conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the Money Laundering Control Act (18 U.S.C. §§ 1956, 1957), or the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), and any amendments or successors thereto and any applicable regulations promulgated thereunder. Borrower represents and warrants to Lender, its successors and assigns, that, as of the date hereof: (a)(i) neither Borrower nor any member nor any general partner of such member of Borrower, nor any officer, director or shareholder of Borrower, is or will become a “Person” described by Section 1 of The Anti-Terrorism Executive Order 13,224 of September 23, 2001 blocking property and prohibiting transactions with Persons who commit, threaten to commit, or support terrorism, 66 Fed. Reg. 49,049 (2001), or described in any rule or regulation implementing the same and, (ii) to the best knowledge and belief of the Borrower, neither Borrower nor any general partner or member of Borrower, nor any officer, director, or shareholder of Borrower, engages or will engage in any dealings or transactions, or be otherwise associated with, any such Persons; and (b) Borrower and all general partners and members and any general partner of such members of Borrower, and all officers, directors, and shareholders of Borrower, are in compliance, and will remain in compliance, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”). Borrower acknowledges that it understands and has been advised by legal counsel on the requirements of the applicable laws referred to above including, without limitation, the Money Laundering Control Act (18 U.S.C. §§ 1956, 1957), the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.) and

the USA Patriot Act. Borrower shall notify Lender immediately upon receipt of any information indicating a breach of this Section 1.23, of if Borrower or any general partner or member of Borrower, or any officer, director or shareholder of Borrower or the constituent owner of Borrower is custodially detained on charges relating to money laundering, whereupon Lender shall be entitled to take all actions necessary so that Lender is in compliance with all anti-money laundering regulations. Any and all loss, damage, liability, penalty, fine or expense, including reasonable attorneys’ fees and reasonable investigatory expenses incurred by Lender in connection with any default by Borrower under this Section 1.23, shall be included in the indebtedness secured hereby, and shall immediately become due and payable by Borrower to Lender.
     1.24 City Lease Provisions. Borrower hereby covenants and agrees that Borrower shall at all times fully perform and comply with all agreements, covenants, terms and conditions required to be performed or complied with by it pursuant to that certain Lease Agreement dated as of July 1, 2007 by and between the City of Olathe, Kansas, as Lessor and Borrower, as Lessee (the “City Lease”). Borrower further covenants and agrees:
          (a) Any default, past any applicable notice and/or cure period, by Borrower under the City Lease shall be an Event of Default under this Mortgage.
          (b) Borrower shall pay or cause to be paid, not later than the date upon which the same becomes due and payable by Borrower pursuant to the provisions of the City Lease (i) all base rent, additional rent and other payments required to be paid by the lessee under the City Lease and (ii) all real estate taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges of every kind whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which shall be assessed, levied, confirmed, imposed, or become a lien upon or against the property demised by the City Lease, or which shall become payable with respect thereto (collectively the “Impositions”), provided that nothing contained herein shall limit the right of Lender to require that deposits be made into an escrow for real estate taxes, regular or special assessments, and insurance premiums pursuant to Section 1.06 of this Mortgage. Within ten (10) days after demand by Lender, Borrower shall deliver to Lender a copy of the official receipt evidencing such payment or other proof of payment of such rent and Impositions satisfactory to Lender, and failure of Borrower to deliver to Lender the receipts or to submit other proof satisfactory to Lender shall constitute a default under this Mortgage. Lender will accept as proof of payment of rent payable under the City Lease a certification executed by an officer of Borrower to the effect that such rent has been paid. To the extent that the City Lease or this Borrower shall grant to Borrower the privilege to postpone or defer the payment of any Impositions, the failure of Borrower to pay the same shall not constitute a default under this Mortgage so long as Borrower shall faithfully comply with all of the terms, covenants and conditions under the City Lease and this Mortgage with respect to the exercise of such privilege.
          (c) Borrower shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Borrower, under the City Lease within the stated opportunity to cure periods provided in the City Lease, or such lesser opportunity to cure periods as are provided in the default provisions of this Mortgage, and shall do all things necessary to preserve and to keep unimpaired Borrower’s rights under the City Lease.
          (d) If Borrower shall fail to pay any base rent or additional rent required under the City Lease or any Impositions, or to make any other payment required to be paid by Borrower under the City Lease at the time or in the manner provided in the City Lease, or if Borrower shall fail to perform or observe any other term, covenant, condition required to be performed or observed by Borrower under the City Lease, without limiting the generality of any other provision of this Mortgage and without releasing Borrower from any of its obligations under this Mortgage, Lender shall have the right, but not the obligation, to pay base rent or additional rent and/or any Impositions, or other payment, and may take such action as may be appropriate to cause such other term, covenant or condition to be promptly performed or observed on behalf of Borrower, to the end that Borrower’s rights under the City Lease shall be kept unimpaired from default, and Borrower shall permit Lender to enter upon the property demised by the City Lease with or without notice and to do anything which Lender shall deem necessary or prudent for such purpose.
          (e) If Lender shall make any payment or take action in accordance with the preceding paragraph, Lender, within thirty (30) days thereafter, shall give to Borrower written notice of the making of any such payment or the taking of any such action. All moneys expended by Lender in connection therewith including, but not limited to, legal expenses, together with interest thereon at the Default Rate (as defined in the Note) compounded monthly from the date of each such expenditure, shall be paid by Borrower to Lender upon demand by Lender, and shall be secured by this Mortgage. Lender shall have, in addition to any other right or remedy of Lender, the same rights .and remedies in the event of nonpayment of any such sums by Borrower as in the case of a default by Borrower in the payment of the Note. If, pursuant to the City Lease, lessor under the City Lease shall deliver to Lender a duplicate copy of any notice given by such landlord to Borrower, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.
          (f) Borrower shall (i) promptly notify Lender in writing of any default by Borrower under the City Lease or of the receipt by Borrower of any notice (other than notices customarily sent on a regular periodic basis) from the lessor under the City Lease including, without limitation, any notice claiming any default by Borrower in the performance or observance of any of the terms, covenants, or conditions to be performed or observed by Borrower under the City Lease; (2) promptly notify Lender in writing of the receipt by Borrower of any notice from the lessor under the City Lease of termination of the City Lease pursuant to the provisions of the City Lease; and (iii) promptly cause a copy of each such notice received by Borrower to be delivered to Lender.
          (g) If the City Lease provides for arbitration, Borrower shall promptly notify Lender in writing of any request made by either party to the City Lease for arbitration proceedings pursuant to the City Lease and of the institution of any arbitration proceedings, as well as of all proceedings thereunder, and shall promptly deliver to Lender a copy of the determination of the arbitrators in each such arbitration proceeding. Lender shall have the right to participate in such arbitration proceedings in association with Borrower or on its own behalf as an interested party.
          (h) Borrower, shall, from time to time, but not more often than once every six (6) months, within thirty (30) days after written demand from Lender, obtain from the lessor under the City Lease and deliver to Lender a certificate stating that such City Lease is in full force and effect, is unmodified, that no notice of default or termination has been given to Borrower, stating the date to which all rent and charges have been paid and stating whether or not there are any defaults thereunder and specifying the nature of such defaults, if any.
          (i) Borrower shall not, without the prior written consent of Lender, consent to any agreement which releases the Borrower from any of its obligations under the City Lease, or consent to or permit any waiver or modification or cancellation of any provision of the City Lease nor to the subordination of the City Lease to any mortgage of the fee interest of the lessor of the property demised by the City Lease. Notwithstanding the foregoing or anything else to the contrary herein, Borrower may, without the prior written consent of Lender, exercise any option or obligation to purchase the property demised by the City Lease, through payment in full of the Bonds (as defined in the Lease).
          (j) If at any time Borrower, or any party claiming by, through or under Borrower and/or any trustee in bankruptcy, shall have the right to assume or reject the City Lease pursuant to Section 365, 11 U.S.C. sec. 101 et seq., as the same may be amended (the “Code”) or any successor statute, then Lender shall have (and is hereby granted) the exclusive right to exercise such right to assume or reject. In the event that the foregoing grant is held to be unenforceable by a court of competent jurisdiction, then and in such case Borrower hereby covenants and agrees that Borrower, any party claiming by, through and under Borrower, and/or any trustee in bankruptcy shall not exercise any rights to assume or reject the City Lease without having first obtained the prior written consent of Lender.
          (k) Borrower shall irrevocably and unconditionally assign, transfer and set over to Lender all of Borrower’s claims and rights to the payment of damages arising under the Code from any rejection of the City Lease by the lessor under the City Lease. This Mortgage and all the liens, terms, covenants, conditions of this Borrower shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Code and to any claim for damages due to the rejection or disaffirmance of the City Lease or other termination of the City Lease. Lender shall have the right to proceed in its own name or in the name of Borrower in respect to any claim, suit, action or proceeding relating to the rejection of the City Lease, including but not limited to the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents. Borrower shall agree to execute any and all powers, authorizations, consents and other documents required by Lender in connection with any such litigation. Borrower shall not commence any suit, action, proceeding or case, or file any application or make any motion, in respect of the City Lease in any such case under the Code without the prior written consent of Lender. Borrower shall, upon demand, pay to Lender all costs and expenses (including but not limited to attorneys’ fees) paid or incurred by Lender in connection with the prosecution or conduct of each such litigation.

          (l) Borrower, irrevocably, hereby designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower’s true and lawful attorney and agent-in-fact, with power upon the occurrence of an Event of Default under this Mortgage or default under the City Lease, without notice to Borrower and at such time or times thereafter as Lender, at its sole election, may determine, in the name of Borrower, Lender or in both names: (i) to exercise all of the Borrower’s rights, interests and remedies in and under the City Lease; (ii) to acquire the land and other property subject to the City Lease in the manner provided for in the City Lease; (iii) to initiate such legal proceedings and to settle, adjust or compromise any legal proceedings deemed necessary by Lender in its sole discretion in order to enforce the provisions of the City Lease or prevent the termination thereof; (iv) to commence or institute arbitration proceedings, or to participate in any arbitration proceedings commenced or instituted, pursuant to the City Lease deemed commenced or instituted; (v) to approve all arbitration determinations, awards or findings made pursuant to the provisions of the City Lease; (vi) to do any and all things necessary, in Lender’s sole opinion, to preserve and keep unimpaired Lender’s rights under this Mortgage and/or the City Lease; and (vii) to do all acts and things necessary, in Lender’s sole discretion, to carry out any or all of the foregoing.
          (m) Borrower shall execute and deliver, on request of Lender such instruments as Lender may deem useful or required to permit Lender to cure any default under the City Lease or to permit lender to take such other action as Lender considers desirable to cure or remedy the matter in default and preserve the interest of Lender in the property demised by the City Lease.
          (n) If the City Lease shall be terminated prior to the natural expiration of its term due to default by Borrower, and if Lender shall acquire from the lessor under the City Lease a new City Lease, Borrower shall have no right, title, or interest in or to such new City Lease or the leasehold estate created thereby.
          (o) Borrower shall not sell, transfer or assign the City Lease or any portion of Borrower’s interest therein without the prior written consent of Lender.
          (p) In case of a sale in foreclosure, any such sale may be made subject to the requirement that the purchaser shall assume the performance of all of the terms, covenants, and conditions of the City Lease by instrument in writing to be delivered to the lessor under the City Lease. Any such sale shall also be made subject to all of the provisions of the City Lease and to any curable default or defaults then existing thereunder.
          (q) Unless Lender shall expressly consent in writing, the leasehold title to the property demised by the City Lease and the fee estate shall not merge, but they shall always remain separate and distinct, notwithstanding the union of said estates in the lessor under the City Lease, Borrower, or in a third party by purchase or otherwise.
          (r) Any greater or additional interest or estate that Borrower shall acquire in the property demised by the City Lease, such as the fee estate, shall ipso facto be encumbered by this Mortgage with the same force and effect as if part of the mortgaged estate on the date hereof.

          (s) Borrower shall exercise any and all applicable renewal options under the City Lease during the term of the Note and shall provide Lender with evidence, reasonably satisfactory to Lender, of the acceptance of Borrower’s exercise of such renewal options at least nine (9) months prior to the last day of the then existing term of the City Lease.
          (t) Borrower agrees to deposit with Lender, upon Lender’s request therefor, Borrower’s original copy of said City Lease, and all amendments thereto, to be retained by Lender until all indebtedness secured hereby has been fully paid.
          (u) The generality of the provisions of sections in this Mortgage relating to the City Lease shall not be limited by other provisions of this Mortgage setting forth particular obligations of Borrower which are also required of the Borrower as the lessee under the City Lease.
          (v) The improvements on the property demised by the City Lease shall not be demolished without the prior written consent of Lender. Borrower further covenants that, except as otherwise permitted pursuant to the terms of this Mortgage, it will not make, authorize, or permit to be made any material alterations to the Buildings without the prior written approval of the Lender and that all such permitted material alterations, if any, shall be performed by Borrower in the manner set forth in the City Lease, and subject to the further condition that no structural alteration shall be undertaken without the prior written consent of Lender consistent with the terms of this Mortgage. Any bond for the completion or payment of any such material alteration, furnished to or for the benefit of the lessor under the City Lease shall also name Lender as a party for whose benefit such bond is issued, or a similar bond shall be furnished to and for the benefit of Lender.
          (w) Borrower shall warrant and defend the leasehold estate created by the City Lease for the entire remainder of the term set forth in the City Lease, against each and every person or persons lawfully claiming, or who may claim the same or any part of the City Lease, subject only to the payment of the rents reserved in the City Lease and to the performance and observance of all the terms, covenants, conditions and warranties of the City Lease.
ARTICLE II
EVENTS OF DEFAULT
     The following shall constitute events of default (“Events of Default”) hereunder:
     2.01 The failure to make any payment of interest on the Note, or to make any payment of an installment of principal, on or before the day the same shall become due and payable, or the failure to make any other payments required under the Note on or before the day the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as is provided in the Note and in this Mortgage, or the failure to make the payment of any insurance premium or tax required by Sections 1.04 and 1.06(a) to be paid, or the failure to make the deposits required by Section 1.06(b) or Section 1.12 (b), on or before the day the same shall become due and payable.

     2.02 A default by Borrower in the due, prompt and complete observance and performance of any obligation, covenant and agreement contained in Sections 1.03, 1.04, 1.05 or 1.06(c), and the failure to cure said default within ten (10) business days after written notice to Borrower of the occurrence thereof.
     2.03 A default by Borrower in the due, prompt and complete observance and performance of any obligation, covenant and agreement contained in the Note or in this Mortgage but not specified in Sections 2.01 or 2.02, and the failure to cure said default within thirty (30) days after written notice to Borrower of the occurrence thereof, or if not susceptible of cure during such thirty (30) day period, the failure of Borrower to commence during such thirty (30) day period and to diligently prosecute the cure of same.
     2.04 The appointment pursuant to an order of a court of competent jurisdiction of a trustee, receiver or liquidator of Borrower or of the Property or any part thereof.
     2.05 The filing by Borrower of a petition in bankruptcy or a petition for an arrangement or a reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, or the adjudication of Borrower as a bankrupt or as insolvent by a decree of a court of competent jurisdiction, and the same is not discharged within 120 days after the date of filing, or the making of an assignment for the benefit of creditors, or the admission by Borrower in writing of its inability to pay its debts generally as they become due, or the giving of consent by Borrower to the appointment of a receiver or receivers of all or any part of its property.
     2.06 The filing by any of the creditors of Borrower of a petition in bankruptcy against Borrower or a petition for reorganization of Borrower pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and the same is not discharged within ninety (90) days after the date of filing thereof.
     2.07 The occurrence of any of the events enumerated in Sections 2.04 through 2.06 with regard to any guarantor of the Note, or the property of any such guarantor, or the revocation, limitation or termination of the obligations of any guarantor of the Note, except in accordance with the express written terms of the instrument of guaranty; or, if Borrower is a trust or trustee of a trust, the occurrence of any of the events enumerated in Sections 2.04 through 2.06 with regard to such trustee or any owner, or general partner of any owner, of more than ten percent (10%) of the beneficial interests of such trust.
     2.08 The sale, conveyance, transfer, disposition or further encumbering of the Property, or any part thereof or any interest therein, either voluntarily, involuntarily, or otherwise, or agreement so to do (collectively, a “Transfer”), without the prior written consent of Lender, which consent shall be granted, withheld or conditioned in the sole and entire discretion of Lender. In the event of any request for approval of a Transfer, along with any such request, Borrower shall pay to Lender a transfer fee equal to one percent (1%) of the then outstanding principal balance of the Note (“Transfer Fee”). Lender shall have the right to approve, decline or consent to any such requested Transfer in its sole and entire discretion. Any permitted transferee shall assume all payment and performance obligations under the Note, this Mortgage and the other Loan Documents pursuant to an assumption agreement prepared in recordable form by

Lender’s legal counsel. Borrower shall pay Lender’s reasonable out-of-pocket expenses in connection with approving and documenting such Transfer, including the fees and costs of Lender’s local legal counsel, premiums for title insurance policies or endorsements, and recordation fees, whether or not the Transfer is completed.
     2.09 Except as provided in Section 2.08, in the event Borrower is a corporation or trust, the Transfer of more than five percent (5%) of the issued and outstanding capital stock of Borrower or of the beneficial interest of such trust without the prior written consent of Lender; or, in the event Borrower is a limited or general partnership or a joint venture, a change of any general partner or any joint venturer, either voluntarily, or otherwise, or the Transfer of any such general partnership or joint venture interests without the prior written consent of Lender; or, in the event Borrower is a limited liability company, a change of Manager (meaning either an actual change of the Manager or a change in ownership or control of the Manager), voluntarily or otherwise, or the Transfer of more than five percent (5%) of the membership interests in Borrower without the prior written consent of Lender; or, any change in Borrower’s form of legal entity, or the form of any legal entity which is the general partner or Manager of Borrower. No Transfer or series of Transfers may be utilized to frustrate Lender’s rights in situations where the substantive effect of such Transfer or series of Transfers amounts to a disposition of the Property, or control thereof, for a valuable consideration to parties other than Borrower. Nothing contained herein shall limit in any manner, and all of the following shall be permitted without Lender’s consent, (i) a sale or transfer of all or substantially all of the assets of Pac Sun that includes the Borrower or (ii) a merger or consolidation or other acquisition of Pac Sun; provided the transferee of such assets or surviving company in such merger or consolidation or other acquisition has a net worth equal to or greater than three hundred million dollars ($300,000,000.00) and further provided that Borrower demonstrates such valuation to Lender’s reasonable satisfaction within fifteen days prior to the occurrence of any such merger, consolidation or other acquisition.
ARTICLE III
REMEDIES
     Upon the occurrence of any Event of Default, Lender may shall have the following rights and remedies:
     3.01 Acceleration of Indebtedness. Upon occurrence of an Event of Default or at any time thereafter, Lender may at its option and without demand or notice to Borrower, accelerate the maturity of the Note and declare the indebtedness secured hereby immediately due and payable. Unless otherwise provided herein, Borrower hereby waives presentment for payment, protest and demand, notice of protest, demand, dishonor and default, notice of intent to declare the indebtedness secured hereby immediately due and payable and notice of the declaration that the Indebtedness is immediately due and payable, and any and all rights Borrower may have to a hearing before any judicial authority prior to the exercise by Lender of any of its rights under this Mortgage or any other agreements securing or executed in connection with the Indebtedness, all to the extent authorized by law.

     3.02 Foreclosure; Waiver of Redemption Laws. Lender may institute an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Premises or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Indebtedness with interest at the rate(s) stipulated in the Note together with all other sums due by Borrower in accordance with the provisions of the Note and this Mortgage, including, without limitation, all sums which may have been loaned by Lender to Borrower after the date of this Mortgage with respect to the Premises, and all sums which may have been advanced by Lender for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance, and all costs of suit. Borrower authorizes Lender at its option to foreclose this Mortgage subject to the rights of any tenants and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Borrower as a defense to any proceedings instituted by Lender to recover the Indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Premises. Borrower hereby waives the benefit of all laws now existing or hereafter enacted providing for redemption or a right of redemption from any sale made in collecting the indebtedness secured hereby.
     3.03 Appointment of a Receiver; Possession/Operation of Property by Lender or Receiver. Upon the occurrence of an Event of Default, Lender shall have the right, after such notice to Borrower as is required by applicable law, to the appointment of a receiver for the Property. Either Lender or a receiver appointed at any time thereafter, in addition to all other rights herein conferred upon them may, but will not be obligated to, enter upon and take into possession of any or all of the Property, and exclude Borrower therefrom, and hold, use, administer, manage and operate the same to the full extent that Borrower could do so, with or without legal action, or, in the alternative, Lender or such receiver shall be entitled as of right to appointment of a receiver without regard to the solvency of Borrower, or any other person liable for the debt secured hereby, and without regard to the value of the Property in relation to the indebtedness secured hereby, and waiving all rights for any valuation with respect thereto, and regardless of whether Lender has an adequate remedy at law; either Lender or said receiver, as the case may be, may rent the Property, or any part thereof, for such term or terms and on such other terms and conditions as Lender or such receiver may see fit, collect all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expense, apply the net rentals to the payment of taxes, water and sewer rents, other lienable charges and claims, insurance premiums and all other carrying charges, and to the reasonable costs of maintenance, repair or restoration of the Property, or in reduction of the principal or interest, or both, in such order and amounts as Lender or said receiver may elect; and for that purpose and without limiting any other assignment contained herein or in the other loan documents Borrower hereby grants, grants a security interest in and assigns to Lender all rentals due and to become due under any existing or future lease or leases or rights to use and occupation of the Property, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals. Any lease or leases, or modifications thereof, entered into by Lender or said receiver pursuant to this paragraph shall survive foreclosure of this Mortgage and/or the repayment of the debt, except to the extent any applicable lease may provide otherwise. If the Property includes any type of business enterprise, the Lender or such receiver may operate and manage such business without any liability of

Lender or such receiver to Borrower resulting therefrom (excepting failure to use ordinary care in the operation and management of the Property); and Lender or its designee or such receiver may collect, receive and receipt for all proceeds accruing from such operation and management, and, at Borrower’s expense, make repairs and purchase needed additional property, and exercise every power, right and privilege of Borrower with respect to the Mortgaged Property. When and if the expenses of such operation and management have been paid and the Indebtedness has been paid, the Property shall be returned to Borrower (providing there has been no foreclosure sale). This provision is a right created by this Mortgage and cumulative of, and is not in any way to affect, the right of the Lender to the appointment of a receiver or any other right given the Lender by law.
     3.04 Related Judicial Proceedings. Upon the occurrence of an Event of Default, or at any time thereafter, or upon the breach of any covenant, term or condition herein contained, Lender, in lieu of or in addition to its other rights and remedies hereunder, may sue Borrower for damages on, arising out of said default or breach, or for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right.
     3.05 Action for Sums Due. Lender shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Borrower under the terms of this Agreement as they become due, without regard to whether or not the principal Indebtedness or any other sums secured by the Note and this Mortgage shall be due, and without prejudice to the right of Lender thereafter to bring an action to foreclose this Agreement or any other action for any default by Borrower existing at the time the earlier action was commenced.
     3.06 Sale. Any real estate or interest or estate therein sold to satisfy the Indebtedness may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Lender, in its sole discretion, may elect.
     3.07 UCC Rights. On the happening of any Event of Default or at any time thereafter, Lender shall have and may exercise with respect to the Collateral all rights, remedies and powers of a Secured Party under the Uniform Commercial Code as adopted in the State of Kansas (“UCC”) with reference to the Property, as applicable, or any other items in which a security interest has been granted herein, including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Property, as applicable, and any part or parts thereof in any manner to the fullest extent authorized or permitted under the UCC after default by Borrower without regard to preservation of the Collateral or its value and without the necessity of a court order, and apply the proceeds thereof first toward the payment of all costs and expenses and reasonable attorneys’ fees incurred by Lender and the balance toward the payment of the Indebtedness whether or not then due, and in such order or manner as Lender may elect. Upon any Event of Default, Lender shall have, among other rights, the right to take possession of the Property, as applicable, and to enter upon any premises where the same may be situated for the purpose of repossessing the same, without being guilty of trespass and without liability for damages occasioned thereby, as long as Lender does not commit a breach of peace, and to take any action deemed appropriate or desirable by Lender, at its option and its sole discretion, to repair, restore or otherwise prepare the Property, as applicable, for sale or lease or other use or disposition as authorized herein. To the extent permitted by law, Borrower expressly waives any notice of sale or any other disposition of the Property, as applicable, and any rights or remedies of Borrower or the formalities subscribed by law relative to the sale or disposition of the Property, as applicable, or to the exercise of any other right or remedy of Lender existing after default. To the extent that such notice is required and cannot be waived, Borrower agrees that if such notice is mailed postage prepaid to Borrower at the address shown herein at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice.
     Borrower agrees that Lender may proceed to sell or dispose of both the real and personal property covered herein in accordance with the rights and remedies granted under this Agreement with respect to the real property covered hereby. Borrower hereby grants Lender the right, at its option, after default by Borrower to transfer at any time to itself or its nominee the Property, as applicable, or any part thereof and to receive the monies, income, proceeds and benefits attributable to the same and to hold the same as Property, as applicable, or to apply it on the Indebtedness, whether or not then due, and in such order and manner as Lender may elect. Borrower covenants and agrees that all recitals and any document transferring, assigning, leasing or making other disposition of the Property, as applicable, or any part thereof shall be full proof of the matters stated therein and no other proof shall be required to establish the legal propriety of the sale or other action taken by Lender and that all prerequisites of sale shall be presumed conclusively to have been performed or to have occurred.
     3.08 Marshaling. All rights to a marshaling of the assets of Borrower, including, without limitation, such rights with respect to the Property, as applicable, and the Premises, are hereby waived.
     3.09 Application of Proceeds. Unless otherwise required by applicable law, the proceeds of any and all foreclosure sales of the Property shall be applied as follows: (a) to the payment of all necessary actions and expenses incident to the execution of said sale or sales, and to the actions and expenses of any receiver with respect to the Property; (b) to the payment of the Indebtedness in such order as determined by Lender, to the amount of the accrued interest and principal legally due thereon and all other sums secured hereby, and to the payment of reasonable attorneys’ fees as in the Note provided; and (c) the remainder, if any, shall be paid to Borrower or such other person or persons entitled thereto by law.
     3.10 Waiver of Appraisement Laws. To the extent permitted by applicable law, Borrower waives the benefit of all laws now existing or hereafter enacted providing for (a) any appraisement before sale of any portion of the Property (commonly known as Appraisement Laws), or (b) any extension of time for the enforcement of the collection of the Indebtedness or any creation or extension of a period of redemption from any sale made in collecting the Indebtedness (commonly known as Stay Laws and Redemption Laws).
     3.11 Prerequisites of Sales. In case of any foreclosure sale of the Property, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder, all statements of facts, or other recitals therein made as to the nonpayment of money secured or as to the request of the Lender or any receiver, or as to the advertisement of sale, or time, place and manner of sale, or as to any other preliminary fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.
ARTICLE IV
DEFEASANCE OF MORTGAGE
If Borrower shall well and truly pay, or cause to be paid, all of the indebtedness evidenced and secured hereby and does keep and perform each and every covenant, duty, condition, and stipulation herein imposed on Borrower, in the Note contained, or in any other document securing, evidencing or relating to the indebtedness evidenced and secured hereby, then this Mortgage and the grants and conveyances contained herein shall become null and void, and the Property shall revert to Borrower and the entire estate, right, title and interest of Lender will thereupon cease; and Lender in such case shall, upon the request of Borrower, deliver to Borrower proper documents acknowledging satisfaction of this document; otherwise, this Mortgage shall remain in full force and effect.
ARTICLE V
MISCELLANEOUS
     5.01 In the event any one or more of the provisions contained in this Mortgage or in the Note or in any instrument heretofore or hereafter executed by Borrower having reference to or arising out of the indebtedness represented by the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     5.02 Borrower agrees to pay Lender or its authorized loan servicing agent for each and any Lender Statement furnished at Borrower’s request the lesser of the maximum fee allowed by the law of the Governing Jurisdiction (as defined below) or $25.00. Such fee shall be computed as of the time said statement is furnished.
     5.03 All notices given under this Agreement shall be in writing, and sent to the other party at its address set forth below or at such other address as such party may designate by notice to the other party and shall be deemed given (i) three (3) Business Days (as defined below) after mailing, by certified or registered U.S. Mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after delivery, fee prepaid, to a national overnight delivery service (such as Federal Express, Purolater Courier, U.P.S. Next Day Air), or (iii) when received, if delivered by hand, as evidenced by a signed receipt:

If to Borrower:	c/o Pacific Sunwear of California, Inc.
3450 East Miraloma Avenue
Anaheim, CA 92806
Attention: Craig Gosselin, SVP and General Counsel

If to Lender:	AMERICAN NATIONAL INSURANCE COMPANY
One Moody Plaza
Galveston, Texas 77550
Attention: Mortgage and Real Estate Investment Department
A “Business Day” is any day on which commercial banks are not authorized or required by law to close in the Governing Jurisdiction. Borrower and Lender reserve the right to change the addresses herein stated for purposes of notice from time to time by serving written notice to the other as provided herein.
     5.04 Borrower hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to it at its address herein contained.
     5.05 The granting of consent by Lender to any transaction as required by the terms hereunder shall not be deemed a waiver of the right to require consent to future or successive transactions.
     5.06 All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of the successors and assigns of Borrower and the endorsees, transferees, successors and assigns of Lender.
     5.07 This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same deed.
     5.08 This Mortgage is to be construed and enforced according to the laws of the Governing Jurisdiction except that, with respect to any portion of the Property located outside of the Governing Jurisdiction, the laws of the state in which such portion of the Property is located shall be applicable thereto but only to the extent required for Lender to exercise its rights and remedies in order to realize upon its interests in the Property.
     5.09 This Mortgaged shall be governed in all respects by the laws of the State of Kansas (“Governing Jurisdiction”), without regarding to any conflicts of law provisions.
     5.10 Notwithstanding anything to the contrary in this Mortgage or the other Loan Documents to the contrary, the maximum principal amount of the Indebtedness and other obligations secured by this Mortgage (not including the costs of protecting and preserving the Premises and the lien of this Mortgage paid by Lender pursuant to this Mortgage and the other Loan Documents) shall not exceed the sum of $13,000,000.00.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Mortgage, Security Agreement, Financing Statement and Fixture Filing has been executed and delivered as of the day and year first above written.

BORROWER: PACIFIC SUNWEAR STORES CORP., a California corporation
By:	/s/ Craig E. Gosselin
	Name:	Craig E. Gosselin
	Title:	President
NOTARIZED SIGNATURES REQUIRED

LOCAL FORM OF ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF ________________________________	)
     On ____________, 2010, before me, ______________________________, Notary Public, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
     I swear under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.
     Signature ________________________                                                                                                           [SEAL]

EXHIBIT “A”
LEGAL DESCRIPTION
LEASEHOLD INTEREST IN AND TO LOT 1, PACIFIC SUNWEAR, AMENDED 1ST PLAT A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS.
APN: DP557300000001

EXHIBIT “B”
PERMITTED EXCEPTIONS
     1. Taxes and assessments for the year 2010 and subsequent years, none now due and payable.
     2. Easements, restrictions and setback lines as per plat, recorded in Plat Book 121, Page 48, Book 200610, Page 000560 and Book 200704, Page 004309.
     3. An easement granted to Cities Services Gas Company in the document recorded in Book of Misc. 35, Page 10, partially disclaimed in Volume 1989, Page 853 of Official Records.
     4. Terms and conditions of the Development Agreement by and between Board of Johnson County Commission, to Alan W. Stevens and Theresa A. Black, husband and wife, as evidenced by the document filed August 1, 2001 in Book 7197, Page 630.
     5. Terms and conditions of the Sewer District Agreement and Covenants by and between Board of Johnson County Commission, to Alan W. Stevens and Theresa A. Black, husband and wife, as evidenced by the document filed August 1, 2001 in Book 7197, Page 646.
     6. An easement granted to Kansas City Power & Light Company in the document recorded in Book 7283, Page 209 of Official Records.
     7. Sanitary Sewer Easement granted to the City of Olathe, Kansas filed September 13, 2005, in Book 200509, Page 004235.
     8. An easement for Kansas City Power & Light Company in the document recorded in Book 200702, Page 004585 of Official Records.
     9. A document entitled “Statement of Planned Zoning by City of Olathe” recorded in Book 200609, Page 000239 of Official Records.
     10. A document entitled “Main Extension Petition and Agreement” creating a benefit area recorded in Book 200705, Page 011197 of Official Records.
     11. Permanent Sewer Easement granted to Sun Life Assurance Company of Canada in the document recorded October 8, 2007 in Book 200710, Page 002364 of Official Records.
Corrected Permanent Sewer Easement to Sun Life Assurance Company of Canada recorded May 22, 2008 in Book 200805, Page 006991.
     12. The following matters disclosed by an ALTA/ACSM survey made by George Butler Associates, Inc. on July 16, 2010, designated Job No. 12253: None

     13. Terms and provisions of Lease Agreement with purchase rights and options dated July 1, 2007, by and between City of Olathe, Kansas, a municipal corporation, and Pacific Sunwear Stores Corp., a California corporation, notice of which is given by Memorandum of Lease Agreement dated July 17, 2007, recorded August 20, 2007, in Book 200708, Page 006496, as amended and subordinated by Subjection of Fee To Mortgage Instrument, Modification to Mortgage, Amendment to Lease Agreement and Subordination of Bond Documents recorded _________, in Book ___, Page ___.
     Assignment of Lease Agreement to U.S. Bank National Association, as Trustee, recorded August 20, 2007, in Book 200708, Page 006497.
     14. Terms and provisions of Trust Indenture dated as of July 1, 2007, by and between City of Olathe, Kansas and U.S. Bank National Association, as Trustee, as subordinated by Subjection of Fee To Mortgage Instrument, Modification to Mortgage, Amendment to Lease Agreement and Subordination of Bond Documents recorded _________, in Book ___, Page ___.

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